Exhibit 99.1

FOR IMMEDIATE RELEASE

Dover, Delaware

Lincoln, Rhode Island

July 22, 2018

For further information, call:

Dover Downs:	Twin River:
Timothy R. Horne — Sr. Vice President — Finance	Patti Doyle
(302) 857-3292	(401) 374-2553

Dover Downs Gaming & Entertainment, Inc. To Combine
With Twin River Worldwide Holdings, Inc.

July 22, 2018:  Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE) and Twin River Worldwide Holdings, Inc. announced today that they have entered into a definitive merger agreement. The proposed transaction will transform Twin River into a publicly traded company with strategically placed gaming and entertainment holdings throughout the United States.

The merger contemplates that Dover Downs stockholders will exchange their Dover Downs stock for Twin River common shares representing 7.225% of the equity in the combined company at closing.  Common Stock and Class A Common Stock of Dover Downs will be treated equally in the merger.  The transaction is intended to qualify as a tax-free reorganization (except for cash paid in lieu of fractional shares).

Twin River is privately held and there is currently no public market for its shares.  As a condition to closing, Twin River will register its shares with the Securities and Exchange Commission (the “SEC”) and list the shares on the NYSE or NASDAQ.  For the fiscal year ended December 31, 2017, Twin River’s results were:

Net revenue	$428.8 million
Income before provision for income taxes	$102.2 million
Net income	$63.5 million
Adjusted EBITDA	$167.2 million
EBITDA	$160.7 million
Basic EPS	$6.63/share
Diluted EPS	$6.59/share

Adjusted EBITDA and EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures.” As of March 31, 2018, Twin River’s GAAP debt was $381.4 million, unrestricted cash and cash equivalents were $64.8 million and primary shares outstanding were 9.582 million.

The number of Twin River shares to be issued will be calculated based on each company’s fully diluted share count at closing. Based on each company’s share count as of the date hereof, each share of Dover Downs stock would be exchanged for 0.0225 shares of Twin River stock.  Twin River contemplates effecting a stock split prior to closing intended to bring its stock price to a marketable trading range, which would result in a corresponding adjustment to the exchange ratio.  Twin River also currently intends to initiate a tender offer or other form of return of capital transaction after the closing. The amount and terms will be determined at that time and be based upon prevailing market conditions, Twin River’s financial condition and prospects and other factors.

Dover Downs’ President and CEO, Denis McGlynn stated, “Becoming part of Twin River is transformational for us.  We have been impressed with the depth and talent of the Twin River organization and their operational capabilities. We believe this transaction will help us grow our business, invest in our people and our facilities and compete more effectively given changes in gaming on the horizon.  We expect to see many positive benefits for the State, the Delaware Lottery and our employees and stockholders.”

Jeffrey W. Rollins, a director and member of the Audit Committee of Dover Downs is expected to join the Twin River Board of Directors post-closing, pending regulatory approval.

A committee of the Board of Directors of Dover Downs comprised of non-executive, independent directors unanimously determined that the transaction is fair to, and in the best interests of, Dover Downs and its stockholders.  The Dover Downs Board of Directors has also unanimously approved the transaction, and has recommended that Dover Downs’ stockholders approve the merger.  Houlihan Lokey Capital, Inc. provided a fairness opinion to the Dover Downs Board of Directors in connection with the transaction.  All directors and executive officers of Dover Downs executed a Voting Agreement by which they agree to vote in favor of the merger, subject to the terms and conditions set forth in the agreement.  The approval of a majority of Dover Downs’ unaffiliated stockholders is a condition to closing.

Twin River Executive Chairman John E. Taylor, Jr. said, “We’re excited about the many benefits we believe we will realize from the combination.  Dover Downs and its team are experienced in not only brick and mortar casino operations, but in sports betting, which we think will be helpful as we introduce that amenity at our properties, and in the online gaming sector which continues to evolve nationwide.  Equally important, we see real opportunities to grow the Dover Downs business through investment in its people and facilities, similar to what we have achieved with our other assets over the past several years.”

Taylor continued, “We’ve been focused on growing the overall business for some time now as a means to create greater shareholder value, expand our geographic footprint to achieve financial economies and strengthen our financial position. This merger should well position us to achieve all three objectives in a context in which existing shareholders of Twin River who desire it could obtain liquidity.”

He concluded, “We’re grateful for the strong partnership we enjoy with the State of Rhode Island at our flagship property, and we look forward to working equally effectively with the State of Delaware in maximizing the potential of Dover Downs.”

The merger would provide a physical presence for Twin River in the Mid-Atlantic region, a new geographic market.  Twin River already operates assets in the South (Biloxi, Mississippi), West (Aurora, Colorado) and Northeast (Lincoln and Tiverton, Rhode Island (opening shortly)) regions.

The consummation of the merger is also subject to regulatory approvals and other customary closing conditions.

Dover Downs was advised by Citizens Capital Markets as financial advisor and Drinker Biddle & Reath LLP as legal counsel. Twin River’s financial advisors were Moelis & Company LLC and Stifel and its counsel was Jones Day.

Conference Call

Dover Downs and Twin River will host a joint conference call on Monday, July 23, 2018 at 8:30 a.m. Eastern time to discuss the proposed transaction. The toll-free number to call for this teleconference is (888) 942-8617 (international callers should use (312) 470-7398) / participant passcode 2760440. An investor presentation will be available before such call as an exhibit to a Form 8-K that Dover Downs will file with the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, Dover Downs and Twin River will file with the SEC a registration statement on Form S-4 that will include a combined proxy statement/prospectus. This communication is not a substitute for any proxy statement, registration statement, prospectus or other documents Dover Downs and/or Twin River may file with the SEC in connection with the proposed transaction. INVESTORS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND OTHER DOCUMENTS FILED BY DOVER DOWNS OR

TWIN RIVER WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain free copies of these materials and other documents filed with the SEC by Dover Downs and/or Twin River through the website maintained by the SEC at www.sec.gov. Investors will also be able to obtain free copies of the documents filed by Dover Downs and/or Twin River with the SEC from the respective companies by directing a written request to Dover Downs at Dover Downs Gaming & Entertainment, Inc., 1131 North DuPont Highway, Dover, Delaware 19901 or by calling (302) 857-3292, or contact Twin River at Twin River Worldwide Holdings, Inc., 100 Twin River Road, Lincoln, RI 02865 or by calling (401) 374-2553.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to, or in connection with, the proposed transaction or otherwise, nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any investor. Dover Downs, Twin River, their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Dover Downs in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the relevant materials when filed with the SEC. Information regarding the directors and executive officers of Dover Downs is contained in Dover Downs’ proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on March 29, 2018, its annual report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, its quarterly report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 11, 2018 and certain of its current reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated above.

About Dover Downs

Owned by Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE), Dover Downs Hotel & Casino® is a premier gaming and entertainment resort destination in the Mid-Atlantic region.  Gaming operations consist of approximately 2,200 slots, a full complement of table games, including poker, and a newly expanded race and sports book taking single game wagers on professional and college sports.  The AAA-rated Four Diamond hotel is Delaware’s largest with 500 luxurious rooms/suites and amenities including a full-service spa/salon, concert hall and 41,500 sq. ft. of multi-use event space.  Live, world-class harness racing is featured November through April, and horse racing is simulcast year-round.  Additional property amenities include multiple restaurants from fine dining to casual fare, bars/lounges and retail shops.  For more information, please visit www.doverdowns.com.

About Twin River Worldwide Holdings, Inc.

Twin River owns and manages two casinos in Rhode Island, one in Biloxi, Mississippi as well as a Colorado horse racetrack with OTB licenses. Twin River’s flagship casino, Twin River Casino, is located in Lincoln, Rhode Island and offers 162,000 square feet of gaming space on two floors with 4,220 VLTs and 119 table games, including a poker room.  It shortly will open a 136-room amenity hotel.  Simulcast is offered, and sports betting is scheduled to debut in Q4 2018.  Twin River also owns and manages Newport Grand Casino in Newport, Rhode Island, which will close in late August when Tiverton Casino Hotel opens on September 1, 2018.  The new casino will feature 1,000 VLTs, 32 table games and an 83-room hotel.  In Mississippi, Twin River owns and operates the Hard Rock Hotel & Casino in Biloxi which features 1,200 VLTs, 52 table games and a 479-room hotel.  Arapahoe Park in Aurora, Colorado offers live horse racing, a racebook and owns 13 OTB licenses.

For more information, visit www.twinrivermanagementgroup.com.

Caution Concerning Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between Dover Downs and Twin River and other corporate actions. All statements, other than historical facts, including statements regarding the expected timing and structure of the proposed transaction, the ability of the parties to complete the proposed transaction considering the various closing conditions, the expected benefits of the proposed transaction, including future financial and operating results, the tax consequences of the proposed transaction and the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approvals by the stockholders of Dover Downs may not be obtained; (2) the risk that the proposed transaction may not be completed on the terms or in the time frame expected by Dover Downs or Twin River, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of any delay in completing the proposed transaction or integrating the businesses of Dover Downs and Twin River; (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies of the combined company; (8) the consummation, timing and terms of any stock split, tender offer or similar transaction; (9) the inability to retain and hire key personnel; (10) the occurrence of any event that could give rise to the termination of the proposed transaction; (11) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and/or liability; (12) evolving legal, regulatory and tax regimes; (13) changes in general economic and/or industry specific conditions; (14) actions by third parties, including government agencies; and (15) other risk factors as detailed from time to time in Dover Downs’ reports filed with the SEC, including Dover Downs’ annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC and those that will be included in the combined proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Neither Dover Downs nor Twin River undertakes any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Non-GAAP Financial Measures

Twin River’s management uses the following non-GAAP financial measures in conjunction with its GAAP financial measures: EBITDA and adjusted EBITDA.

The table below reconciles net income to EBITDA and adjusted EBITDA. EBITDA is defined as net income before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA before management fees, stock based compensation, franchise taxes and non-recurring expenses such as non-recurring litigation expenses, legal and financial expenses for strategic reviews, storm-related repair expenses, acquisition, expansion and pre-opening expenses and credit agreement amendment-related expenses.

Twin River believes that EBITDA and adjusted EBITDA are useful measures to enhance an overall understanding of Twin River’s past financial performance. Further, EBITDA and adjusted EBITDA are measures of operating performance used by management to evaluate operations and operating performance and are widely used in the gaming industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(in thousands)

Year Ended December 31, 2017
Net income	$63,499
Add: Interest expense, net of interest income	23,058
Add: Income taxes	38,726
Add: Depreciation and amortization	35,408
EBITDA	160,691
Add: Stock based compensation	2,986
Add: Non-recurring litigation expenses	1,722
Add: Legal & financial expenses for strategic review	822
Add: Franchise tax expense	455
Add: Storm-related repair expenses	250
Add: Acquisition, expansion and pre-opening expenses	154
Add: Credit Agreement amendment expenses	106
Adjusted EBITDA	$167,186